SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 7, 2001
                                                          --------------



                                Technitrol, Inc.
              ----------------------------------------------------
             (Exact Name of registrant as specified in its charter)



        Pennsylvania                      001-05375               23-1292472
-------------------------------   -----------------------    -------------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
        incorporation)                                       Identification No.)



                1210 Northbrook Dr., Suite 385, Trevose, PA 19053
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (215) 355-2900
                                                           --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         -------------------------------------

          On August 7, 2001, Technitrol, Inc.'s wholly-owned subsidiary, Pulse Engineering, Inc. ("Pulse"), acquired all of the issued and outstanding capital stock of Excelsus Technologies, Inc. ("Excelsus") pursuant to an Agreement and Plan of Merger, dated as of May 23, 2001 and as amended as of July 6, 2001 (the "Merger Agreement"), by and among Pulse, Excelsus, certain principal shareholders of Excelsus and Pulse Acquisition Corporation, a wholly-owned subsidiary of Pulse (the "Merger Sub"). Pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into Excelsus on August 7, 2001 (the "Merger") and Excelsus survived the Merger as a wholly-owned subsidiary of Pulse. The shareholders of Excelsus approved the Merger at a Special Meeting of Shareholders on July 31, 2001.

          The merger consideration paid for Excelsus was approximately $83.3 million, net of cash and cash equivalents acquired. The purchase price was determined through negotiations between the parties taking into account various factors including, but not limited to, the nature and monetary and strategic value of the assets being acquired; the synergies of Excelsus with the existing operations of Pulse; historical and projected sales, gross profits and cash flows of Excelsus; and the net worth of Excelsus as of the closing date. The total purchase price is subject to adjustment as the expenses and details of the transaction are finalized and an audit of the net worth of Excelsus as of the closing date is completed. The funds for the purchase price were obtained from a combination of internally-generated cash and from additional drawing upon Technitrol's $225 million revolving credit facility with a syndicate of banks arranged by Banc of America Securities LLC.

          Excelsus is a producer of  customer-premises  digital  subscriber line
(DSL) filters and other broadband accessories which recorded revenues of approximately $40 million in 2000, representing a leading share of the end-user DSL microfilter market. Technitrol expects Excelsus to continue in the same line of business within Technitrol's Electronic Components Segment.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ----------------------------------

(c)  EXHIBITS.

Exhibit        Description
-------        -----------

  2 Agreement and Plan of Merger, dated as of May 23, 2001 and as amended as of July 6, 2001, by and among Pulse Engineering, Inc., Excelsus Technologies, Inc., certain principal shareholders of Excelsus Technologies, Inc. and Pulse Acquisition Corporation. The schedules and exhibits to the Agreement and Plan of Merger are listed at the end of the Agreement and Plan of Merger but have been omitted from this Form 8-K. The Registrant agrees to supplementally furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

          CAUTIONARY  NOTE:  This current  report on Form 8-K contains  "forward
          ----------------
looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may differ materially from actual future events or results. This Form 8-K should be read in conjunction with the factors set forth in Technitrol's report on Form 10-Q for the quarter ended June 29, 2001 in item 2 under the caption "Factors that May Affect Our Future Results (CAUTIONARY STATEMENTS FOR PURPOSES OF 'SAFE HARBOR' PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995)."



                                    SIGNATURE
                                    ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TECHNITROL, INC.


                                    By: /s/ Drew A. Moyer
                                        ----------------------------------------
                                            Drew A Moyer
                                            Corporate Secretary

         Date: August 21, 2001

                                  EXHIBIT INDEX


Exhibit        Description
-------        -----------

2 Agreement and Plan of Merger, dated as of May 23, 2001 and as amended as of July 6, 2001, by and among Pulse Engineering, Inc., Excelsus Technologies, Inc., certain principal shareholders of Excelsus Technologies, Inc. and Pulse Acquisition Corporation.